                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that to our knowledge:

     (1) The Company's periodic report on Form 10-K for the period ended September 30, 2005 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER


/s/ Lon R. Greenberg                    /s/ Anthony J. Mendicino
-------------------------------------   ----------------------------------------
Lon R. Greenberg                        Anthony J. Mendicino

Date: December 13, 2005                 Date: December 13, 2005